Exhibit 10.7

EXECUTION VERSION

Dated 28 March 2014

KYUDEN SARULLA PTE. LTD.

ORSARULLA INC.,

PT MEDCO GEOPOWER SARULLA

SARULLA OPERATIONS LTD

SARULLA POWER ASSET LIMITED

as the Borrower

JAPAN BANK FOR INTERNATIONAL COOPERATION

as JBIC

MIZUHO BANK, LTD.

as the JBIC Facility Agent

JBIC FACILITY AGREEMENT

relating to the

SARULLA GEOTHERMAL POWER PROJECT

9 Raffles Place

#42-02 Republic Plaza

Singapore 048619

(65) 6536 1161 (Tel)

(65) 6536 1171 (Fax)

www.lw.com

 i

THIS JBIC FACILITY AGREEMENT (this Agreement) is dated as of 28 March 2014 and made between:

(1)

KYUDEN SARULLA PTE. LTD., a limited liability company established under the laws of Singapore whose registered head office is at 158 Cecil Street, #11-01, Singapore 069545 (the Kyushu Borrower Entity);

(2)

ORSARULLA INC., an exempted company with limited liability incorporated in the Cayman Islands with registered number 186158 and its registered office at PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands (the Ormat Borrower Entity);

(3)

PT MEDCO GEOPOWER SARULLA, a limited liability company established under the laws of the Republic of Indonesia whose registered head office is at The Energy Building 50th Floor SCBD Lot 11A Jl. Jend Sudirman Kav. 52-53, Jakarta 12190, Indonesia (the Medco Borrower Entity);

(4)

SARULLA OPERATIONS LTD, an exempted company with limited liability incorporated in the Cayman Islands with registered number 196738 and its registered office at PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands (the Operator);

(5)

SARULLA POWER ASSET LIMITED, an exempted company with limited liability incorporated in the Cayman Islands with registered number 189923 and its registered office at PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands (the Itochu Borrower Entity);

(6)	JAPAN BANK FOR INTERNATIONAL COOPERATION (together with its successors, JBIC); and

(7)	MIZUHO BANK, LTD., as facility agent for JBIC (in such capacity, the JBIC Facility Agent).

WHEREAS:

(A)

The Borrower proposes to design, develop, engineer, procure, construct, erect, commission, test, operate and maintain a geothermal power plant and related facilities and assets in Sarulla, North Sumatra, Indonesia, with an aggregate plant rated capacity of up to 330 MW (net) and whose output will be sold to PLN.

(B)

The Borrower, JBIC and the other parties named therein have entered into the Common Terms Agreement dated as of the Signing Date (the Common Terms Agreement) which, among other things, establishes common terms and conditions for the extension of credit to the Borrower in connection with the Project.

(C)

The Borrower has entered into the ADB Facility Agreement with ADB in certain capacities. Pursuant to the ADB Facility Agreement, on the terms and conditions contained therein, ADB (in a certain capacity) will provide Advances to the Borrower under the ADB Facility.

(D)

The Borrower has also entered into the Covered Lenders Facility Agreement with the Covered Lenders and the Covered Lenders Facility Agent. Pursuant to the Covered Lenders Facility Agreement, on the terms and conditions contained therein, the Covered Lenders will provide Advances to the Borrower under the Covered Lenders Facility, with such Advances being covered, pursuant to the EPRG, by JBIC with respect to certain political risks.

(E)

The Borrower has requested that JBIC extend credit to it in a maximum aggregate amount of USD492,000,000 the proceeds of which will be used by the Borrower in accordance with Clause 2.4 (Purpose) of the Common Terms Agreement and the applicable provisions of this Agreement.

(F)

JBIC has agreed to extend credit to the Borrower in a maximum aggregate amount of USD492,000,000 on the terms and conditions set out in the Common Terms Agreement and this Agreement with a view to assisting the successful implementation and completion of the Project.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement, unless the context requires otherwise or unless otherwise defined in this Agreement, the following terms have the following meanings:

Actual Amount has the meaning given to it in Section 9.1 (Commitment Fee).

Advance means a loan made or to be made (as the context requires) by JBIC pursuant to this Agreement.

Advance Procedures means the procedures described in Section 5.2 (Advance Procedures) and Schedule 2 (Advance Procedures) or such other advance procedures as may be agreed between the Parties from time to time.

Agreement has the meaning given to it in the Preamble.

Available Commitment means, on any date, the JBIC Commitment on that date less the aggregate Principal Amount of all Advances made as of that date.

Breakage Costs has the meaning given to it in Section 7.7 (Breakage Costs).

Bribery means:

(a)

an act of any person intentionally to offer, promise, or give any commission, bribe, pay-off, kickback, pecuniary or other advantage, whether directly or through intermediaries, to any Public Official, for such Public Official or for a third party, in order that such Public Official act or refrain from acting in relation to the performance of official duties (including, any use of such Public Official's position, whether or not within such Public Official's authorized competence) in order to obtain or retain business or other improper advantage in the conduct of international business; or

(b)

an act of any person to receive (or enter into any agreement whereunder the same may or will at any time thereafter be received) any improper commission or any bribe, pay-off, kickback, pecuniary or other improper advantage with respect to the actual or potential award of a contract or other business to a third party.

Commitment Fee has the meaning given to it in Section 9.1(a) (Commitment Fee).

Commitment Fee Payment Date has the meaning given to it in Section 9.1(c) (Commitment Fee).

Common Terms Agreement has the meaning given to it in Recital (B).

Conditions Precedent Documents means all agreements, certificates, notices, instruments and other documents contemplated to be delivered by the Borrower or any other person pursuant to Clause 3.1 (Conditions Precedent to Delivery of First Drawdown Notices) and Clause 3.2 (Conditions Precedent to all Advances), as applicable, of the Common Terms Agreement and the Advance Procedures.

Drawdown Notice means a notice substantially in the form set out in Form 1 of Schedule 2 (Advance Procedures).

Drawdown Schedule means the initial schedule of Advances, set out in Annex A (Initial Drawdown Schedule) of Schedule 2 (Advance Procedures) attached hereto, and thereafter any amended schedule of Advances in the form set out in Form 3 of Schedule 2 (Advance Procedures) in accordance with Section 5.3 (Drawdown Schedule) and the Advance Procedures.

Environmental and Social Undertakings means the provisions of this Agreement relating to environmental or social matters, including but not limited to those matters set out in Section 11.5 (JBIC Additional Environmental Covenants).

Estimated Expenditures has the meaning given to it in Schedule 2 (Advance Procedures).

First Advance means the first Advance made available to the Borrower in accordance with the provisions of this Agreement.

Interest Period has the meaning given to it in Section 8.1 (Duration), except in relation to an Overdue Amount which period shall be determined in accordance with Section 8.5 (Overdue Interest) and the definition of “Overdue Interest Calculation Date”.

Japanese Sponsors means Itochu, Kyushu and any other Sponsor that is incorporated in Japan.

JBIC Commitment means the amount of USD492,000,000 to the extent not cancelled, reduced or transferred by it under the Common Terms Agreement and this Agreement.

JBIC Environmental and Social Guidelines means the Japan Bank for International Cooperation Guidelines for Confirmation of Environmental and Social Considerations issued by JBIC, dated April 2012 and as in effect on the date of this Agreement.

JBIC Event of Default has the meaning given to it in Clause 12.2 (JBIC Events of Default).

JBIC Facility means the facility made available under this Agreement as described in Section 2.1 (The JBIC Facility).

JBIC Facility Agent Fee Letter means the Fee Letter entered into by the JBIC Facility Agent and the Borrower.

JBIC Finance Parties means, collectively, JBIC and the JBIC Facility Agent.

JBIC Interest Rate has the meaning given to it in Section 8.4(a) (Interest Rate).

JBIC Reference Banks means the principal London offices of The Bank of Tokyo-Mitsubishi UFJ, Ltd., ING Bank N.V., Mizuho Bank, Ltd., National Australia Bank Limited, Société Générale and Sumitomo Mitsui Banking Corporation, or such other financial institution as may be nominated by the JBIC Facility Agent in accordance with Section 8.7 (New JBIC Reference Bank).

LIBOR means with respect to any Advances made or to be made pursuant to this Agreement, in relation to an Interest Period for any Advance or overdue amount:

(a)	the applicable Screen Rate for the LIBOR Period; or

(b)

if no Screen Rate is available for the relevant LIBOR Period the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the JBIC Facility Agent, at its request quoted by the JBIC Reference Banks to leading banks in the London interbank market, as of 11:00 a.m. (London time) two London Quotation Days before the first day of the Interest Period of such Advance or Overdue Amount for the offering of deposits in the currency of that Advance or Overdue Amount, provided that if any such rate is below zero (0), LIBOR will be deemed to be zero (0).

LIBOR Period means six (6) months with respect to any Interest Period or other relevant period, in each case without regard to the actual duration of such Interest Period or other period.

Margin means one point seven percent (1.7%) per annum.

Monitoring Form means a report, substantially in the form set out in Schedule 1 (Monitoring Form), prepared by the Borrower in form and substance satisfactory to JBIC, providing the information required to assess compliance with the JBIC Environmental and Social Guidelines and the Environmental and Social Undertakings and the status and implementation and results of the Environmental and Social Management Plan.

Notice of Debt Service means the notice served by the JBIC Facility Agent on the Borrower and Intercreditor Agent pursuant to Section 16.3 (Notice of Debt Service).

Overdue Amount has the meaning given to it in Section 8.5(a) (Overdue Interest).

Overdue Floating Rate has the meaning given to it in Section 8.5(b) (Overdue Interest).

Overdue Interest has the meaning given to it in Section 8.5(a) (Overdue Interest).

Overdue Interest Calculation Date has the meaning given to it in Section 8.5(c) (Overdue Interest).

Overdue Period has the meaning given to it in Section 8.5(a) (Overdue Interest).

Party means a party to this Agreement.

Principal Amount means at any time the principal amount of any outstanding Advances.

Public Official means any of:

(a)      any person holding a legislative, administrative or judicial office of any country (including, but not limited to, Indonesia), whether appointed or elected;

(b)      any person exercising a public function for any country (including, but not limited to, Indonesia), including for a public agency or public enterprises; and

(c)      any official or agent of a public international organization.

Relevant Currency has the meaning given to it in Section 27 (Relevant Currency).

Relevant Month has the meaning given to it in Section 9.1 (Commitment Fee).

Repayment Date has the meaning given to it in Section 7.1(a) (Repayment of Advances)

Repayment Instalment has the meaning given to such term in Section 7.2 (Repayment Schedule).

Repayment Schedule means the table of the amounts of scheduled Repayment Instalments and their corresponding dates as set out in Schedule 3 (Repayment Schedule), as adjusted, amended or replaced pursuant to the terms of this Agreement.

Requested Drawdown Date has the meaning given to such term in the relevant Drawdown Notice.

Retiring Agent has the meaning given to it in Section 15.6(a) (Termination and resignation of the JBIC Facility Agent).

Scheduled Amount has the meaning given to it in Section 9.1 (Commitment Fee).

Screen Rate means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for US Dollars and the relevant period displayed on pages LIBOR01 or LIBOR02 of the Reuters screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters. If such page or service ceases to be available, the JBIC Facility Agent may specify another page or service displaying the relevant rate after consultation with the Borrower and JBIC.

Senior Finance Parties means the parties to the Senior Finance Documents.

Signing Date means the date of this Agreement.

Statement of Expenditures has the meaning given to it in Schedule 2 (Advance Procedures).

Successor Agent has the meaning given to it in Section 15.6(b) (Termination and resignation of the JBIC Facility Agent).

Table of Advances has the meaning given to it in Schedule 2 (Advance Procedures).

Tax means any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature (including, without limitation, stamp tax and similar charge) which is at the date of execution of this Agreement or thereafter imposed, levied, collected, withheld or assessed (a) in the Republic of Indonesia or by any Governmental Authority thereof or therein, (b) by any Governmental Authority (other than a Governmental Authority in or of Japan) purporting to exercise jurisdiction over the Borrower or its business or assets, or (c) in any state or country (other than Japan) from or through which the Borrower (or any agent on its behalf) makes any payment under any Senior Finance Document or otherwise performs any Senior Finance Document.

Up-front Fee has the meaning given to it in Section 9.2(a) (Up-front Fee).

1.2	Defined Terms in Common Terms Agreement

Terms defined, or incorporated by reference, in the Common Terms Agreement have the same meaning when used in this Agreement unless otherwise defined in this Agreement or the context otherwise permits.

1.3	Construction and Interpretation

The provisions of Clauses 1.2 (Construction), 1.3 (Successors and Assigns) and 1.4 (Miscellaneous) of the Common Terms Agreement are incorporated into this Agreement mutatis mutandis as if the same had been set out in full herein, except that each reference to the Common Terms Agreement shall be deemed to be a reference to this Agreement.

1.4	Incorporation by Reference

Where provisions of the Common Terms Agreement are incorporated in this Agreement by reference, such provisions shall be incorporated into this Agreement mutatis mutandis as if the same had been set out in full herein, except that each reference to the Common Terms Agreements shall be deemed to be a reference to this Agreement.

1.5	Time

Any reference in this Agreement to a time of day shall, unless a contrary indication appears, be a reference to Tokyo, Japan time.

1.6	Supremacy

If there is any conflict between the terms of this Agreement and the terms of any other Senior Finance Document, except the Intercreditor Deed, the terms of this Agreement shall prevail.

1.7	Joint and Several Obligations

(a)	Each Borrower Entity shall be jointly and severally liable as the Borrower for the performance of each Borrower Entity’s obligations under this Agreement.

(b)

For the purposes of this Agreement, if one or more (but not all) Borrower Entities are aware of an event or circumstance, all Borrower Entities shall be considered to be aware of such event or circumstance.

1.8	Borrower Entities’ Agent

(a)

Each Borrower Entity (other than the Operator) by its execution of this Agreement irrevocably appoints the Operator (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Senior Finance Documents and irrevocably authorises:

(i)

the Operator on its behalf to supply all information concerning itself contemplated by the Senior Finance Documents to the Senior Finance Parties and to give all notices and instructions (including Drawdown Notices), to execute on its behalf any deed of accession, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Borrower Entity notwithstanding that they may affect the Borrower Entity, without further reference to or the consent of that Borrower Entity; and

(ii)	each Senior Finance Party to give any notice, demand or other communication to that Borrower Entity pursuant to the Senior Finance Documents to the Operator,

and in each case the Borrower Entity shall be bound as though the Borrower Entity itself had given the notices and instructions (including, without limitation, any Drawdown Notice) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)

Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Operator or given to the Operator under any Senior Finance Document on behalf of another Borrower Entity or in connection with any Senior Finance Document (whether or not known to any Borrower Entity and whether occurring before or after such other Borrower Entity became a Borrower Entity under any Senior Finance Document) shall be binding for all purposes on that Borrower Entity as if that Borrower Entity had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Operator and any other Borrower Entity, those of the Operator shall prevail.

2.	THE JBIC FACILITY

2.1	The JBIC Facility

JBIC agrees to make available to the Borrower from time to time during the Availability Period, on and subject to the terms and conditions of this Agreement, the Common Terms Agreement and the other Senior Finance Documents, a Dollar term loan facility in an aggregate principal amount not to exceed the JBIC Commitment.

3.	PURPOSE

3.1	Purpose

The Borrower shall apply the proceeds of all Advances in accordance with Clause 2.4 (Purpose) of the Common Terms Agreement. The Borrower agrees to use the proceeds of the Advances under the JBIC Facility only for such purpose.

3.2	Monitoring

No JBIC Finance Party shall be bound to monitor or verify the application of any amount advanced pursuant to this Agreement.

4.	Eligible Currency

The currency in which JBIC shall make Advances and, except as otherwise provided in Section 27 (Relevant Currency), the currency in which the Borrower shall make payments to JBIC hereunder and under the Senior Finance Documents, shall be in Dollars. Unless otherwise specified in this Agreement, all payments to be made by the Borrower or any other person to either JBIC Finance Party under any Senior Finance Document shall be made in accordance with Section 16 (Payment Mechanics).

5.	Advances and Conditions Precedent

5.1	Advances

(a)

Subject to Section 5.1(b) (Advances), if the applicable conditions precedent referred to in Section 6 (Conditions Precedent) have been and remain satisfied, JBIC shall make Advances under the JBIC Facility in accordance with the Advance Procedures and the other applicable provisions of the Senior Finance Documents.

(b)

The Borrower acknowledges and agrees that JBIC shall not be obliged to make any Advance requested to be made under this Agreement if, in relation to that Advance, the Borrower fails to comply with the provisions of this Section 5, the Advance Procedures and the other terms of this Agreement and the Senior Finance Documents.

5.2	Advance Procedures

(a)	Advances shall not be made (or requested to be made):

(i)	more often than once per calendar month; or

(ii)	during the period falling ten (10) Business Days prior to any Interest Payment Date, provided that an Advance may be made on an Interest Payment Date.

(b)

Each Advance under the JBIC Facility shall be in a minimum amount of USD100,000 (unless the requested Advance is for the entire undrawn JBIC Commitment, in which case there shall be no such minimum amount requirement).

(c)	No Advance shall be made after the Availability Period and any part of the JBIC Commitment remaining undrawn:

(i)	on the last day of the Availability Period; or

(ii)	if no Advance has been made under this Agreement by the date falling (6) months after the date of this Agreement, on such date,

will be automatically cancelled.

(d)

In connection with each requested Advance under this Agreement, the JBIC Facility Agent shall, promptly upon receipt of any Drawdown Notice and any Conditions Precedent Documents required under Section 6.1 (Conditions Precedent to First Advance) or otherwise received in relation to that Advance but not otherwise distributed to or received by JBIC, forward a copy thereof to JBIC.

(e)

If JBIC determines that any applicable condition precedent is unsatisfied, it shall inform the JBIC Facility Agent of the reasons for such determination and the proposed course of action in respect of the First Advance. At the direction of JBIC, the JBIC Facility Agent shall notify the Intercreditor Agent of the results of such determination. The Borrower may not deliver a Drawdown Notice in respect of the First Advance and JBIC shall have no obligation in respect of the First Advance until the JBIC Facility Agent, acting in accordance with the instructions of JBIC, shall have notified the Intercreditor Agent (which shall have also notified the Covered Lenders Facility Agent and the Borrower) that (i) the conditions precedent referred to in Section 6.1 (Conditions Precedent to First Advance) have been satisfied, or (ii) if any condition precedent referred to in Section 6.1 (Conditions Precedent to First Advance) has not been satisfied, JBIC has waived such condition precedent.

(f)

If JBIC determines that any applicable condition precedent is not satisfied, it shall inform the JBIC Facility Agent of the reasons for such determination and the proposed course of action in respect of the requested Advance. At the direction of JBIC, the JBIC Facility Agent shall notify the Intercreditor Agent (and request the Intercreditor Agent to so notify the Borrower) of the results of such determination.

(g)

The obligation of JBIC to participate in any Advance (including the First Advance) is subject to the additional condition that, on both the date of the Drawdown Notice and the date of the Advance, the conditions precedent referred to in Section 6.1 (Conditions Precedent to First Advance) (in the case of the First Advance only) and Section 6.2 (Conditions Precedent to all Advances) have been and remain satisfied.

(h)

The JBIC Facility Agent shall retain copies of all documentation relating to each disbursed Advance for at least one (1) year after the expiry of the Availability Period and shall provide JBIC with such copies if JBIC shall so request.

5.3	Drawdown Schedule

(a)	Any Drawdown Schedule shall, save in relation to the calculation of the Commitment Fee, be non-binding on the Borrower and shall be for information purposes only.

(b)

In accordance with the Advance Procedures, the Borrower shall provide to the JBIC Facility Agent on the date of this Agreement and no later than each 24th day of March, June, September and December falling during the Availability Period a Drawdown Schedule in respect of at least the Advances scheduled for the next six (6) month period in the form set out in Form 3 of Schedule 2 (Advance Procedures) attached hereto.

(c)	The Borrower shall also provide to the JBIC Facility Agent a revised Drawdown Schedule in accordance with Section 9.1(b) (Commitment Fee).

(d)

A Drawdown Schedule provided to the JBIC Facility Agent in accordance with Clauses (a) to (c) above, shall, subject to JBIC's prior written consent (such consent to be given save where there is a manifest error), be substituted for and incorporated into this Agreement for all purposes as the Drawdown Schedule within the Availability Period and shall substitute and replace the Drawdown Schedule out in Annex A (Initial Drawdown Schedule) of Schedule 2 (Advance Procedures) attached hereto. If a Drawdown Schedule provided to the JBIC Facility Agent is not consented to by JBIC (while acting reasonably) in accordance with the previous sentence, the Borrower shall be entitled to resubmit a revised Drawdown Schedule to rectify any manifest error therein, failing which the Commitment Fee shall be calculated on the basis of the most recent Drawdown Schedule consented to by JBIC.

6.	CONDITIONS PRECEDENT

6.1	Conditions Precedent to First Advance

The obligation of JBIC to make its First Advance shall be subject to the fulfilment in a manner satisfactory to JBIC, prior to or concurrently with the making of such first Advance, of the requirements set out in Clauses 3.1 (Conditions Precedent to Delivery of First Drawdown Notices) and 3.3 (Hedging Agreements) of the Common Terms Agreement.

6.2	Conditions Precedent to all Advances

The obligation of JBIC to make any Advance (including its First Advance) shall be subject to the fulfilment in a manner satisfactory to JBIC, prior to or concurrently with the making of such Advance:

(a)

if in relation to any Advance other than the First Advance, of the conditions precedent set forth in Clauses 3.2 (Conditions Precedent to all Advances) and 3.4 (Top-Up Advances) of the Common Terms Agreement, which conditions precedent are incorporated by reference herein as if fully set forth herein;

(b)	of the relevant conditions set out in Schedule 2 (Advance Procedures); and

(c)	of the requirement that funds are advanced in accordance with Clause 2.3(c) (Drawdowns) of the Common Terms Agreement.

6.3	No waivers

(a)

No course of dealing or waiver by either JBIC Finance Party in connection with any condition to making an Advance shall impair any right, power or remedy of either JBIC Finance Party with respect to any other condition to making an Advance or be construed to be a waiver thereof, nor shall the action of either JBIC Finance Party in respect of any Advance affect or impair any right, power or remedy of either JBIC Finance Party in respect of any other Advance.

(b)

Without prejudice to the generality of Section 6.3(a) (No waivers), the right of either JBIC Finance Party to require compliance with any condition under this Agreement which may be waived by either JBIC Finance Party in respect of any Advance under this Agreement is expressly preserved for the purpose of any subsequent Advance.

7.	REPAYMENT AND PREPAYMENT OF THE ADVANCES

7.1	Repayment of Advances

(a)

The Borrower shall repay to JBIC the outstanding Advances in semi-annual instalments (each, a Repayment Instalment) on the dates (each a Repayment Date) and in the amounts set out in the Repayment Schedule.

(b)	Repayment Instalments must be made in order to effect receipt by JBIC for value on the relevant Repayment Date in accordance with Section 16.1 (Place and time of payment).

(c)	Notwithstanding anything to the contrary in this Agreement, all outstanding Advances must be repaid in full on or before the Final Maturity Date.

(d)	The Borrower may not re-borrow any part of an Advance which is repaid or prepaid.

7.2	Repayment Schedule

(a)	If:

(i)

less than the full amount of the JBIC Commitment is disbursed under this Agreement and the remainder of the JBIC Commitment is reduced to zero or otherwise cancelled at the end of the Availability Period, then the Repayment Schedule shall be adjusted by deducting the amount of such reduction or cancellation pro rata (in line with the relevant percentage figures set out in the Repayment Schedule) from each of the Repayment Instalments; or

(ii)

any portion of the JBIC Facility is prepaid in accordance with this Agreement and the Common Terms Agreement, then the Repayment Schedule shall be adjusted by deducting the amount of such prepayment from each of the Repayment Instalments either in inverse order of maturity or on a pro rata basis (in line with the relevant percentage figures set out in the Repayment Schedule), as expressly required by the Common Terms Agreement, provided that, each Repayment Instalment shall be rounded up to the nearest multiple of USD1,000 and the aggregate amount of any increases resulting from such adjustments shall be deducted from the final Repayment Instalment.

(b)

If any adjustment to the Repayment Schedule is required pursuant to paragraph (a) above, the JBIC Facility Agent shall promptly (and in any event no later than ten (10) Business Days after such event) prepare and deliver to JBIC, the Borrower and the Intercreditor Agent (to forward to ADB and the Covered Lenders Facility Agent) an amended Repayment Schedule, and such amended Repayment Schedule shall replace the then-effective Repayment Schedule and, in the absence of manifest or computational error, bind the Borrower irrevocably and unconditionally to repay the Advances in accordance therewith.

(c)

The JBIC Facility Agent may from time to time make any reasonable amendment to the Repayment Schedule to adjust the amount of any Repayment Instalments so as to achieve whole numbers in each case as provided in Section 7.2(a) above.

(d)

Any failure by the JBIC Facility Agent to prepare or deliver an amended Repayment Schedule shall not affect the Borrower’s obligation to make any repayment in accordance with the provisions of this Agreement and the Common Terms Agreement.

7.3	Voluntary prepayments

Except as expressly provided in, and otherwise in accordance with, Clause 5.2 (Voluntary Prepayment) of the Common Terms Agreement, the Borrower may not make any voluntary prepayment of all or any part of the Advances.

7.4	Mandatory prepayments

The Borrower shall make mandatory prepayments of the Advances as and when required pursuant to, and otherwise in accordance with, Clause 5.3 (Mandatory Prepayments) of the Common Terms Agreement.

7.5	Cancellation

Except as expressly provided in, and otherwise in accordance with, Clause 5.1 (Cancellation) of the Common Terms Agreement, the Borrower may not reduce, suspend or cancel the JBIC Commitment. JBIC may reduce, suspend or cancel its JBIC Commitment as provided in this Agreement and in the Common Terms Agreement.

7.6	Prepayment premium

If the Borrower makes a voluntary prepayment of the Advances in accordance with Clause 5.2 (Voluntary Prepayment) of the Common Terms Agreement, the Borrower shall, without limiting Section 17.2 (Specific indemnities) of this Agreement or the Borrower’s obligations under Clause 5.4 (Miscellaneous) of the Common Terms Agreement, also pay to JBIC, for JBIC's sole account, simultaneously with such prepayment, a prepayment premium equal to one half of one per cent (0.5%) of the Principal Amount so prepaid.

7.7	Breakage Costs

If the Borrower makes a repayment or a prepayment of any Advance on a date other than an Interest Payment Date, the Borrower shall compensate JBIC for any loss, cost or expense, including without limitation any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits of other funds acquired by JBIC to fund or maintain such Advance, attributable to such repayment or prepayment (the amount of such loss, cost and expense being referred to herein as Breakage Costs in an amount, determined by JBIC, equal to the amount by which:

(a)	the interest that JBIC would have received on the Principal Amount so prepaid for the period from the date of such prepayment to the next Interest Payment Date,

exceeds,

(b)

the amount that JBIC would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the London interbank market for a period starting on the Business Day following receipt and ending on the next Interest Payment Date.

8.	INTEREST

8.1	Duration

(a)

Subject to the following provision of this Clause 8 (Interest), the Interest Period for each Advance made under this Agreement shall begin on (and include) an Interest Payment Date and end on (and include) the day immediately before the next following Interest Payment Date, except that the first Interest Period for each Advance shall begin on (and include) the date on which that the Advance is made and end on (and include) the day immediately before the next following Interest Payment Date.

(b)	If an Interest Period for an Advance would otherwise overrun the Final Maturity Date, it shall be shortened so that it ends on the Final Maturity Date.

8.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

8.3	Consolidation of Senior Loans

If the Interest Periods for more than one Advance made to the Borrower under the JBIC Facility end on the same date, those Advances will be consolidated into, and treated as, a single Advance under the JBIC Facility on the last day of the Interest Period.

8.4	Interest Rate

(a)

The Borrower shall pay interest on the Advances for the relevant Interest Period at the rate determined by the JBIC Facility Agent and confirmed by JBIC to be the applicable LIBOR for such Interest Period plus the applicable Margin (the JBIC Interest Rate). Such interest shall be paid in arrears in order to effect receipt by JBIC for value on each Interest Payment Date in accordance with Section 16.1 (Place and time of payment). The JBIC Facility Agent shall promptly, after each determination of the applicable rate, notify the Borrower of such rate; provided that the failure of the JBIC Facility Agent to deliver any such notice or any error therein shall not in any manner affect the obligation of the Borrower to pay accrued and unpaid interest on each Advance in accordance with the terms of this Agreement.

(b)

The JBIC Facility Agent shall determine LIBOR for the relevant Interest Period and shall, in accordance with Section 8.4(a) (Interest Rate), determine the JBIC Interest Rate applicable to that Interest Period and, promptly after the London Quotation Date for such Interest Period, the JBIC Facility Agent shall notify the Borrower and JBIC of such rate. The Borrower agrees that all computations of interest by the JBIC Facility Agent shall be conclusive in the absence of manifest error.

(c)

No later than fourteen (14) days prior to each Interest Payment Date, the JBIC Facility Agent shall calculate and notify the Borrower and JBIC in accordance with Section 16.3 (Notice of Debt Service) of the amount of accrued and unpaid interest scheduled to be due and payable on such Interest Payment Date; provided that the failure of the JBIC Facility Agent to deliver any such notice or any error therein shall not in any manner affect the obligation of the Borrower to pay accrued and unpaid interest on the Advances in accordance with the terms of this Agreement.

(d)

All interest accruing on amounts outstanding under the JBIC Facility shall accrue from day to day and be computed on the basis of the actual number of days elapsed, from and including the first day to but excluding the last day of the relevant period, and a three hundred and sixty (360) day year or, in any case where the practice in the London interbank market differs, in accordance with that practice.

8.5	Overdue Interest

(a)

If the Borrower fails to pay, at or before 11:00 a.m., Tokyo time, on the due date for payment, any principal, interest and/or any other amount, including the Up-front Fee or Commitment Fee, due and payable in respect of the JBIC Facility (hereinafter referred to as an Overdue Amount), the Borrower shall pay to JBIC interest (Overdue Interest), to the fullest extent permitted by Applicable Laws, on such Overdue Amount for each day at the rate which is equal to the Overdue Floating Rate (as defined below) plus the applicable Margin plus two per cent (2%) per annum for the period from and including the due date thereof up to and including the day immediately preceding the date of actual receipt by JBIC thereof in Tokyo in accordance with Section 16.1 (Place and time of payment) (hereinafter referred to as the Overdue Period). Such Overdue Interest shall accrue after, as well as before, judgment and in accordance with Section 20.3 (Basis of calculation). Such interest shall be due and payable upon demand by JBIC (whether directly or through the JBIC Facility Agent) from time to time in lieu of interest at the rate stipulated in Section 8.4 (Interest Rate) during the Overdue Period.

(b)	The Overdue Floating Rate means the Screen Rate at approximately 11:00 a.m. (London time) on the Overdue Interest Calculation Date (as defined below) for the Overdue Amount.

(c)	The Overdue Interest Calculation Date means the day which is two (2) London Quotation Days prior to:

(i)

the day on which the Overdue Amount becomes due and payable (for the period from and including such due date up to but excluding the immediately succeeding Interest Payment Date (or in the case where such period includes the date of actual receipt of the payment by JBIC, up to but excluding such date)); and

(ii)

each succeeding Interest Payment Date thereafter (for the subsequent period from and including such Interest Payment Date up to but excluding the immediately succeeding Interest Payment Date (or in the case where such period includes the date of actual receipt of the payment by JBIC, up to but excluding such date)).

(d)

The JBIC Facility Agent will promptly notify the Borrower and JBIC of the Overdue Floating Rate; provided that the Borrower's obligation to pay such Overdue Interest shall not be conditional upon notification of the relevant rate to the Borrower by the JBIC Facility Agent and such determination by the JBIC Facility Agent shall be conclusive absent manifest error.

(e)

Payment of any Overdue Interest by the Borrower in accordance with Section 8.5(a) (Overdue Interest) above shall not prejudice the right of JBIC or the JBIC Facility Agent to exercise any other of its rights or claims under this Agreement or the other Senior Finance Documents, at law or otherwise, to remedy any such failure to pay any amount on the due date for payment under this Agreement, the Common Terms Agreement or any Senior Finance Document.

8.6	Absence of quotations

Subject to Section 8.8 (Market Disruption), if LIBOR is to be determined by reference to the JBIC Reference Banks but a JBIC Reference Bank does not supply a quotation by 12:00 noon (London time) on the London Quotation Date therefor, the applicable LIBOR shall be determined on the basis of the quotations of the remaining JBIC Reference Banks.

8.7	New JBIC Reference Bank

The JBIC Facility Agent may, at any time, with the prior consent or at the instruction of JBIC, and after consultation with the Borrower, replace any JBIC Reference Bank.

8.8	Market Disruption

If a Market Disruption Event occurs in relation to an Advance for any Interest Period, then the rate of interest on the Advances for that Interest Period shall be calculated in accordance with Clause 10 (Market Disruption) of the Common Terms Agreement.

9.	FEES

9.1	Commitment Fee

(a)

Subject to paragraph (b) below, the Borrower shall pay to JBIC a commitment fee (the Commitment Fee) in Dollars in an amount equal to one-half of one percent (0.5%) per annum on the amount of each Advance that is scheduled to be made under the JBIC Facility within a particular calendar month (Relevant Month) in accordance with the Drawdown Schedule (as set out in Form 3 of Schedule 2 (Advance Procedures) attached hereto, subject to any substitution or replacement thereof from time to time in accordance with Section 5.3 (Drawdown Schedule) of this Agreement, but (i) not made on the Drawdown Date scheduled within the Relevant Month in accordance with the Drawdown Schedule, and/or (ii) not made in the amount of the Advance scheduled to be made within the Relevant Month in accordance with the Drawdown Schedule; provided that (as may be relevant):

(i)

in the case where, within the Relevant Month, the Borrower requests an Advance to made under the JBIC Facility in the same amount as is set out in the Drawdown Schedule (in this sub-paragraph (i), the Scheduled Amount) but on a date within the Relevant Month that is either later than or earlier than the Drawdown Date scheduled under the Drawdown Schedule) such Commitment Fee shall be calculated in respect of the Scheduled Amount, and shall accrue with respect to the number of days from and including the Drawdown Date scheduled under the Drawdown Schedule (but upon which no Advance was actually made) to and including the actual date upon which such Advance is made within the Relevant Month; and/or

(ii)

in the case where, within the Relevant Month, the Borrower requests an Advance to made under the JBIC Facility for an amount (the Actual Amount) that is either greater than or less than the amount scheduled for such Advance within the Relevant Month in accordance with the Drawdown Schedule (in this sub-paragraph (ii), the Scheduled Amount), such Commitment Fee shall be calculated in respect of the amount which is the absolute difference between (x) the Actual Amount, and (y) the Scheduled Amount, and shall accrue for one (1) day only; or

(iii)

in the case where the Borrower does not request an Advance to made under the JBIC Facility within the Relevant Month as scheduled under the Drawdown Schedule, such Commitment Fee shall be calculated in respect of the amount scheduled for such Advance within the Relevant Month in accordance with the Drawdown Schedule, and shall accrue for one (1) day only, provided further that if in any Relevant Month an Advance is made in a manner in which each of paragraphs (i) and (ii) of this Section 9.1 would apply, the Borrower shall pay to JBIC a Commitment Fee that shall be equal to the aggregate of the amounts required to be so paid under both such paragraphs.

(b)	Notwithstanding paragraph (a) above, no Commitment Fee shall be payable by the Borrower in respect of:

(i)	any Advance made in accordance with the then-current Drawdown Schedule; or

(ii)

any amount by which the JBIC Commitment is reduced or any amount of the JBIC Commitment that is cancelled, in either case prior to the Relevant Month and in accordance with Section 7.5 (Cancellation). In the case where any of the events referred to in Clause (ii) of this paragraph (b) occur, the Borrower shall promptly submit to the JBIC Facility Agent a revised Drawdown Schedule in accordance with Section 5.3 (Drawdown Schedule).

(c)

Any accrued Commitment Fee shall be payable on each Interest Payment Date (whether or not an Advance is outstanding) and, if the JBIC Facility is terminated or cancelled in full (except through utilisation of the full JBIC Commitment), on the cancelled amount of the JBIC Facility at the time the termination or cancellation becomes effective (each, a Commitment Fee Payment Date), provided that the first Commitment Fee Payment Date shall be 24 September 2014.

(d)

No later than fourteen (14) days prior to each Commitment Fee Payment Date or other relevant date, as the case may be, or any later date agreed between JBIC and the JBIC Facility Agent, the JBIC Facility Agent shall calculate and notify JBIC and the Borrower, simultaneously, of the amount of the Commitment Fee due and payable on such Commitment Fee Payment Date or other relevant date, as the case may be; provided, however, that the failure of the JBIC Facility Agent to deliver any such notice or any error therein shall not in any manner affect the obligation of the Borrower to pay the Commitment Fee in accordance with the terms of this Agreement.

9.2	Up-front Fee

(a)	The Borrower shall pay to JBIC an up-front fee (the Up-front Fee) in an amount in Dollars equal to one-tenth of one percent (0.1%) of the JBIC Commitment (as of the Signing Date).

(b)	The Up-Front Fee shall be payable on the earlier of:

(i)	fifth Business Day after the First Drawdown Date; and

(ii)	the date that occurs sixty (60) days after the Signing Date.

9.3	Agency fee

The Borrower shall pay to the JBIC Facility Agent an agency fee in the amounts and at the intervals as set forth in the JBIC Facility Agent Fee Letter.

10.	REPRESENTATIONS AND WARRANTIES

10.1	Representations and warranties

The Borrower represents and warrants for the benefit of JBIC that:

(a)

each of the representations and warranties set forth in Clause 13 (Representations and Warranties) of the Common Terms Agreement, which representations and warranties are incorporated by reference herein as if fully set forth herein, is true and accurate in all material respects;

(b)	the Borrower and the Project are in all respects in compliance with the JBIC Environmental and Social Guidelines; and

(c)

no Equity Party, any Affiliate thereof, nor any employee, director, officer or representative of any of the foregoing has engaged in or permitted any act of Bribery in connection with the Project or any Transaction Document.

10.2	Repetition

The representations and warranties made under Section 10.1 (Representations and warranties) shall be repeated in accordance with, and at the times set out in, Clause 13.29 (Representations and Warranties) of the Common Terms Agreement.

10.3	Reliance

The Borrower acknowledges and agrees that it has made the representations and warranties in this Section 10 to induce each of the JBIC Finance Parties to enter into this Agreement and to approve and make the Advances on the basis of, and in full reliance on, each of such representations and warranties.

11.	COVENANTS

11.1	Common Terms Agreement

The Borrower covenants and agrees that it will perform and observe for the benefit of JBIC each of the covenants set forth in Clauses 14 (Hedging), 15 (Information Undertakings), 16 (General Undertakings), 17 (Equity-Related Undertakings), 18 (Project Undertakings), 19 (Environmental and Social Undertakings) and 20 (Project Insurance) of the Common Terms Agreement and all other undertakings of the Borrower set forth in the Common Terms Agreement and the other Senior Finance Documents to which it is a party.

11.2	Consultation

The Borrower shall, from time to time, at the reasonable request of the JBIC Facility Agent and/or JBIC, consult with the JBIC Facility Agent and/or JBIC as to the implementation and administration of this Agreement, the other Senior Finance Documents and the Project.

11.3	Records

The Borrower shall retain or cause to be retained until the Final Maturity Date all records, contracts, orders, invoices, bills, receipts and other documents evidencing the expenditures for which the Advances are requested in accordance with Section 5 (Advances and Conditions Precedent) and Section 6 (Conditions Precedent).

11.4	Confidentiality

Without limiting its obligations under Clause 30 (Disclosure of Information) of the Common Terms Agreement, the Borrower shall treat this Agreement as confidential and shall not disclose to any person, other than to the Senior Finance Parties and their advisors, any provision of, or information regarding, this Agreement without the prior written consent of JBIC, except disclosure to the Equity Parties and the Equity Parties’ advisers, auditors and potential shareholders (on a similar confidential basis) or to the extent that such disclosure is required by Applicable Laws or pursuant to any regulatory or stock exchange requirements.

11.5	JBIC Additional Environmental Covenants

The Borrower agrees with and for the benefit of JBIC that:

(a)	the Borrower shall ensure that at all times the Project and the Borrower comply in all respects with the JBIC Environmental and Social Guidelines and the Environmental and Social Undertakings;

(b)

without prejudice to Section 12.2 (JBIC Events of Default), the Borrower shall notify JBIC (with a copy to the JBIC Facility Agent and the Intercreditor Agent) as soon as possible, but in any event within ten (10) Business Days, of becoming aware of any fact, event, circumstance or condition that has or would be reasonably capable of giving rise to any non-compliance with the JBIC Environmental and Social Guidelines or the Environmental and Social Undertakings relating to the Project or the Borrower and such notice shall include a reasonable description of the fact, event, circumstance or condition detailing the extent, magnitude, impact and cause of such fact, event, circumstance or condition together with any corrective or remedial actions taken or proposed to be taken with respect to such fact, event, circumstance or condition;

(c)

without prejudice to Section 12.2 (JBIC Events of Default), if JBIC has reasonable grounds to believe that any of the Major Project Parties, with respect to the Project, or the Borrower or the Project has failed to comply with either the JBIC Environmental and Social Guidelines or the Environmental and Social Undertakings, the Borrower shall:

(i)

permit JBIC to perform an independent audit with respect to environmental or social matters in relation to the Project and the Borrower to confirm compliance with the JBIC Environmental and Social Guidelines and other Environmental and Social Laws and the Environmental and Social Undertakings (as the case may be) and to identify any adverse impacts, risks or liabilities with respect to environmental or social matters that have not been adequately mitigated or compensated; and

(ii)

if so required by JBIC, in its absolute discretion, prepare a corrective action plan, at the Borrower's cost and in form and substance satisfactory to JBIC (in its absolute discretion), to correct any identified non-compliance or deficiency in the compliance with the JBIC Environmental and Social Guidelines or the Environmental and Social Undertakings, whereupon the Borrower shall implement such corrective action plan;

(d)

the Borrower shall, at the reasonable request of JBIC, use best efforts to ensure that discussions are held among the Borrower, PLN, PGE and the stakeholders of the Project (including local residents and non-governmental organizations affected by the Project) to discuss environmental and social matters connected to the Project;

(e)

when the co-operation of any Governmental Authority is required by Applicable Laws or is otherwise necessary or desirable for the Project or the Borrower to comply with the JBIC Environmental and Social Guidelines or the Environmental and Social Undertakings, the Borrower shall use best efforts to enter into arrangements satisfactory to JBIC with the relevant Governmental Authority;

(f)

the Borrower shall implement and maintain an environmental monitoring program which monitors the Project's compliance, and the compliance by the Borrower with respect to the Project, with the JBIC Environmental and Social Guidelines and the Environmental and Social Undertakings, including compliance with each of the terms set forth in the Monitoring Form (in the form of Schedule 1 (Monitoring Form)) and shall deliver a copy of such Monitoring Form, in form and substance satisfactory to JBIC, as shall include the terms contained in Schedule 1 (Monitoring Form) on a semi-annual basis no later than thirty (30) days after the end of June and December (or such other dates as the Borrower and JBIC may agree) of each year, together with such other items as may be reasonably requested from time to time by JBIC with respect to compliance with all applicable JBIC Environmental and Social Guidelines and the Environmental and Social Undertakings;

(g)

the Borrower shall implement and maintain the Environmental and Social Management Plan in accordance with the Common Terms Agreement and shall, simultaneously upon delivery to the Intercreditor Agent, deliver to JBIC a copy of any report prepared pursuant to Clause 15.4 (Construction and Drilling Progress Reports) or Clause 15.6 (Operation Reports) of the Common Terms Agreement together with such other items as may be reasonably requested from time to time by JBIC with respect to compliance with all applicable JBIC Environmental and Social Guidelines and Environmental and Social Undertakings;

(h)

without limiting Clause 19 (Environmental and Social Undertakings) of the Common Terms Agreement, the Borrower shall permit representatives of JBIC to visit the Plant and Project Site for the purpose of environmental monitoring and cooperate with them in the environmental monitoring; provided that:

(i)	any such visits by representatives of JBIC shall be coordinated so as to minimize disruption to the Borrower's activities and be subject to reasonable notice and during normal business hours; and

(ii)	the representatives of JBIC visiting the Plant and the Project Site agree to comply with any relevant health and safety regulations during their visit; and

(i)

the Borrower shall provide JBIC with prompt notice of any material claim by any local resident or non-governmental organization in connection with the Project (with a copy to the JBIC Facility Agent and the Intercreditor Agent).

11.6	Business practices

(a)	The Borrower shall not itself, and shall ensure that none of the Borrower Entities of any their officers, employees, representatives, agents or persons acting on behalf of any of them:

(i)	commits, or attempts or conspires to commit, any act of Bribery;

(ii)	aids, abets or authorizes any act of Bribery by any other person; or

(iii)	requests, receives or attempts to receive any undue pecuniary or other advantage offered, given or promised by any person as any act of Bribery,

in each case, directly or indirectly in connection with the Project or any transaction contemplated by the Transaction Documents.

(b)

The Borrower shall use its reasonable efforts to procure that no Major Project Party (or any Affiliate or any subsidiary thereof) or any officer, employee, representative or agent of, or any person acting on behalf of, such person:

(i)	commits, or attempts or conspires to commit, any act of Bribery;

(ii)	aids, abets or authorizes any act of Bribery by any other person; or

(iii)	requests, receives or attempts to receive any undue pecuniary or other advantage offered, given or promised by any person as any act of Bribery,

in each case, directly or indirectly in connection with the Project or any transaction contemplated by the Transaction Documents.

(c)	The Borrower shall, promptly upon becoming aware thereof, inform JBIC of any act of Bribery by any person in connection with the Project or any transaction contemplated by the Transaction Documents.

11.7	Business Day Reporting

At least thirty (30) days prior to the start of each calendar year from and including 2015 until the year of the Final Maturity Date, the Borrower shall provide the JBIC Facility Agent and JBIC a list of each day of such calendar year in which banks are not open for business in (i) Jakarta, Indonesia, (ii) Manila, Philippines and (iii) Singapore, and in the event that the Borrower becomes aware that such information provided ceases to be accurate for any reason, the Borrower shall promptly notify the JBIC Facility Agent and JBIC of such change and provide the JBIC Facility Agent and JBIC with such updates and other relevant information as may be reasonably requested by the JBIC Facility Agent and JBIC.

12.	EVENTS OF DEFAULT

12.1	Common Terms Agreement

Clause 21 (Events of Default) of the Common Terms Agreement is incorporated by reference into this Agreement as if fully set forth herein. The Events of Default set out in Clause 21 (Events of Default) of the Common Terms Agreement shall each constitute an event of default under this Agreement. On and at any time after the occurrence of an Event of Default which is subsisting, JBIC may (acting in accordance with, and subject to the terms of, the Intercreditor Deed), by written notice to the Intercreditor Agent, instruct it to exercise one (1) or more of the remedies set out in Clause 21 (Events of Default) of the Common Terms Agreement in respect of the JBIC Facility.

12.2	JBIC Events of Default

Anything in this Section 12 (Events of Default) or any other Senior Finance Document to the contrary notwithstanding, and in addition to and without limiting the effect of Clause 21 (Events of Default) of the Common Terms Agreement, if a JBIC Event of Default shall have occurred and be subsisting, JBIC shall have the right to declare that all or any part of the JBIC Commitment is cancelled, whereupon it shall forthwith be cancelled, and/or declare that all or any part of the amounts outstanding in respect of the JBIC Facility are immediately due and payable, whereupon the same shall forthwith become due and payable and the Borrower shall prepay all Advances.

Each of the following events or circumstances shall constitute a JBIC Event of Default:

(a)	the representation and warranty in Section 10.1(b) or (c) (Representations and warranties) is incorrect when made or repeated;

(b)

the Borrower fails, in JBIC’s judgment after consultation with the Borrower for up to ten (10) Business Days, to perform or comply with any of the JBIC Environmental and Social Guidelines or the Environmental and Social Undertakings;

(c)	the Borrower fails to comply with any of its obligations under Section 11.6 (Business practices); or

(d)	a Japanese Sponsor fails to comply with any of its obligations under:

(i)	Clause 8 (Ownership Restrictions) of its Equity Support Deed, or

(ii)	Clause 11.6 (O&M Role of the Sponsors incorporated in Japan) of its Equity Support Deed,

and any such event is to be considered an Event of Default for all purposes of this Agreement.

13.	CHANGES TO THE JBIC FINANCE PARTIES

13.1	Assignments and transfers by JBIC

(a)

JBIC may assign and/or transfer, as applicable, any of its claims against the Borrower, rights and obligations under this Agreement pursuant to Clause 28 (Changes to the Parties) of the Common Terms Agreement.

(b)	On the transfer date with respect to any such assignment and/or transfer, the assignee or transferee shall become a Party as a Senior Lender in the capacity of JBIC.

13.2	Sub-participation

JBIC may grant sub-participations in the JBIC Commitment or the Advances to other persons on such terms and conditions as shall be determined by JBIC.

14.	CHANGES TO THE BORROWER

The Borrower may not assign any of its rights or transfer any of its rights or obligations under this Agreement.

15.	THE JBIC FACILITY AGENT

15.1	Appointment

(a)	JBIC, in respect of the JBIC Facility:

(i)	appoints Mizuho Bank, Ltd., to act as JBIC Facility Agent under and in connection with this Agreement and the other Senior Finance Documents; and

(ii)

irrevocably authorizes the JBIC Facility Agent for and on its behalf to exercise the rights, powers and discretions which are specifically delegated to it by the terms of this Agreement and (to the extent not inconsistent with this Agreement) the other Senior Finance Documents, together with all rights, powers and discretions which are incidental thereto and to give a good discharge for any monies payable under this Agreement and the other Senior Finance Documents.

By executing this Agreement, the JBIC Facility Agent accepts such appointment.

(b)	The JBIC Facility Agent will act solely as agent for JBIC in carrying out its functions as agent under this Agreement and the other Senior Finance Documents.

(c)

The relationship between JBIC and the JBIC Facility Agent is that of principal and agent only. The JBIC Facility Agent shall not have, nor be deemed to have, assumed any obligations to, or a trust or fiduciary relationship with, the other Senior Finance Parties or the Borrower, other than those for which specific provision is made by this Agreement or the other Senior Finance Documents.

15.2	JBIC Facility Agent's duties

The JBIC Facility Agent shall:

(a)

send to JBIC details of each communication delivered to the JBIC Facility Agent by the Borrower, any Major Project Party, any other Senior Finance Party or any advisor for the Senior Finance Parties or sent by the JBIC Facility Agent to the Borrower, any Major Project Party, any other Senior Finance Party or any advisor for the Senior Finance Parties under any Senior Finance Document as soon as reasonably practicable after receipt or dispatch;

(b)

upon request by the Borrower, the Borrower's auditors or JBIC, prepare and deliver to the requesting party, with a copy to JBIC, a certificate of the aggregate Principal Amounts, together with all interest accruing thereon and other amounts owing in connection therewith;

(c)

act in accordance with any instructions from JBIC, or, if so instructed by JBIC, refrain from exercising a right, power or discretion vested in it under this Agreement or any other Senior Finance Document;

(d)	have only those duties, obligations and responsibilities expressly specified in the Senior Finance Documents;

(e)	promptly notify JBIC if it becomes aware of the occurrence of any Default;

(f)	deliver a Notice of Debt Service in accordance with Section 16.3 (Notice of Debt Service); and

(g)

keep confidential any information supplied to it by or on behalf of any person in connection with the Senior Finance Documents; provided that the JBIC Facility Agent shall be entitled to disclose information:

(i)	which is publicly available, other than as a result of a breach by the JBIC Facility Agent of this Section 15.2(g);

(ii)	in connection with any legal or arbitration proceedings;

(iii)	if required to do so under any law or regulation;

(iv)	to a governmental, banking, taxation or other regulatory authority;

(v)	to its professional advisers; and

(vi)	to another Finance Party.

15.3	JBIC Facility Agent's rights

In discharging its duties as JBIC Facility Agent, the JBIC Facility Agent may:

(a)

except as expressly provided to the contrary herein or in any Senior Finance Document, refrain from exercising any right, power or discretion vested in it under the Senior Finance Documents until it has received instructions from JBIC;

(b)

refrain from doing anything which would or might in its opinion be contrary to any Applicable Law, regulation or judgment of any court of any jurisdiction or otherwise render it liable to any person and may do anything which is in its opinion necessary to comply with any such Applicable Law, regulation or judgment;

(c)

assume that no Default has occurred, unless specifically so notified by the Borrower or another Finance Party or an officer of the JBIC Facility Agent acting in respect of this Agreement and acting in his capacity as such acquires actual knowledge to the contrary;

(d)

rely on any communication or document believed by it to be genuine and correct and assume that any communication or document has been communicated or signed by the person by whom it purports to be communicated or signed;

(e)

rely as to any matter of fact which might reasonably be expected to be within the knowledge of the Borrower or any Major Project Party in a statement by or on behalf of the Borrower or such Major Project Party; and

(f)	obtain and pay for any legal or other expert advice or services which may seem necessary or desirable to it and rely on any such advice.

15.4	Exoneration of the JBIC Facility Agent

Neither the JBIC Facility Agent nor any of its personnel or agents shall be:

(a)

responsible for the adequacy, accuracy or completeness of any representation, warranty, statement or information in this Agreement or any other Senior Finance Document or any notice or other document delivered under any Senior Finance Document;

(b)	except as provided above, responsible for the execution, delivery, validity, legality, adequacy, enforceability or admissibility in evidence of any Senior Finance Document;

(c)

obliged to enquire as to the occurrence or continuation of a Default or as to the accuracy or completeness of any representation or warranty made by the Borrower or any Major Project Party under any Senior Finance Document;

(d)	responsible for any failure of the Borrower or JBIC to duly and punctually observe and perform their respective obligations under any Senior Finance Document;

(e)	responsible for the consequence of relying on the advice of any professional advisers selected by any of them in connection with any Senior Finance Document;

(f)

liable for acting (or refraining from acting) in what it believes to be in the best interest of JBIC in circumstances where it has been unable, or it is not practicable, to obtain the instructions of JBIC; or

(g)	liable for anything done or not done by it under or in connection with any Senior Finance Document,

unless directly caused by its own gross negligence or wilful misconduct.

15.5	Authorization

The JBIC Facility Agent is authorized by JBIC to execute, deliver and perform each of the Senior Finance Documents relating to each of them to which the JBIC Facility Agent is or is intended to be a party at the instruction of JBIC.

15.6	Termination and resignation of the JBIC Facility Agent

(a)

The JBIC Facility Agent (a Retiring Agent) may, with the prior written consent of JBIC, resign its appointment at any time by giving notice to JBIC and the Borrower; provided that such resignation shall not be effective until appointment of a Successor Agent (as defined below).

(b)	A successor JBIC Facility Agent (a Successor Agent) shall be selected by JBIC (acting in consultation with the Borrower so long as no Event of Default is continuing).

(c)

JBIC may at any time (in consultation with the Borrower so long as no Event of Default is continuing) by thirty (30) days' prior notice to the JBIC Facility Agent and the Borrower terminate the appointment of the JBIC Facility Agent and appoint a Successor Agent.

(d)	The resignation of the Retiring Agent and the appointment of the Successor Agent will become effective only upon the Successor Agent’s accepting its appointment as JBIC Facility Agent, at which time:

(i)

the Successor Agent will become bound by all the obligations of the JBIC Facility Agent and entitled to all the rights, privileges, powers, authorities and discretions of the JBIC Facility Agent under the Senior Finance Documents;

(ii)	the agency of the Retiring Agent will terminate (but without prejudice to any liabilities which the Retiring Agent may have incurred prior to the termination of its agency); and

(iii)

the Retiring Agent will be discharged from any further liability or obligation under or in connection with the Senior Finance Documents (except that the Retiring Agent shall pay to the Successor Agent a pro rata proportion of the agency fee referred to in Section 9.3 (Agency fee) for the twelve (12)-month period in relation to which that agency fee was most recently paid).

(e)

The Retiring Agent will cooperate with the Successor Agent in order to ensure that its functions are transferred to the Successor Agent without disruption to the service provided to the Borrower and JBIC and will, as soon as practicable following the Successor Agent's appointment, make available to the Successor Agent the documents and records which have been maintained in connection with the Senior Finance Documents in order that the Successor Agent is able to discharge its functions.

(f)

The provisions of this Agreement will continue in effect for the benefit of any Retiring Agent in relation to any actions taken or omitted to be taken by it or any event occurring before the termination of its agency.

(g)	The Borrower will execute such agreements as JBIC and the Retiring Agent shall require in order to effect the appointment of a Successor Agent for all purposes under the Senior Finance Documents.

15.7	The JBIC Facility Agent individually

(a)

If the JBIC Facility Agent is a Senior Lender, the JBIC Facility Agent shall have the same rights and powers under this Agreement and the other Senior Finance Documents as any other Senior Lender and may exercise those rights and powers as if it were not also acting as the JBIC Facility Agent.

(b)	The JBIC Facility Agent may:

(i)	retain for its own benefit and without liability to account any fee or other amount receivable by it for its own account; and

(ii)

accept deposits from, lend money to, provide any advisory, trust or other services to or engage in any kind of banking or other business with any Party or any subsidiary of any Party (and, in each case, may do so without liability to account).

15.8	Non-reliance on the JBIC Facility Agent

JBIC confirms that it is (and will at all times continue to be) solely responsible for making its own independent investigation and appraisal of the business, operations, financial condition, creditworthiness, status and affairs of the Borrower and has not relied, and will not at any time rely, on the JBIC Facility Agent:

(a)

to provide it with any information relating to the business, operations, financial condition, creditworthiness, status and affairs of the Borrower, whether coming into its possession before or after the making of any Advance, except as specifically provided otherwise in this Agreement;

(b)

to check or enquire into the adequacy, accuracy or completeness of any information provided by the Borrower under or in connection with any Senior Finance Document (whether or not that information has been or is at any time circulated to it by the JBIC Facility Agent); or

(c)	to assess or keep under review the business, operations, financial condition, creditworthiness, status or affairs of the Borrower.

15.9	JBIC's liability

The JBIC Facility Agent acknowledges and agrees that, notwithstanding any provision to the contrary in any Senior Finance Document, in no event shall JBIC be obligated to pay any agency or other fee to the JBIC Facility Agent even if the Borrower fails to do so, and in no event shall JBIC have any payment obligations (including reimbursement obligations or indemnification obligations) to the JBIC Facility Agent.

16.	PAYMENT MECHANICS

16.1	Place and time of payment

(a)

Notwithstanding anything to the contrary in the Common Terms Agreement or any other Senior Finance Document, all payments to be made by the Borrower under this Agreement shall be made in USD or, if Section 27 (Relevant Currency) is applicable, the Relevant Currency and shall be transferred in USD or the Relevant Currency, as the case may be, in immediately available and freely transferable funds to the accounts specified in accordance with Sections 16.1(b)(i) and (ii) (Place and time of payment) for value on their respective due dates.

(b)	Until further notice in writing from JBIC, the account details of JBIC and the JBIC Facility Agent for the purposes of the Senior Finance Documents are:

(i)	JBIC’s U.S. Dollar Account

Account Name:	Japan Bank for International Cooperation

Reference:	Head Office (Swift: BOTKJPJT)

Bank:	The Bank of Tokyo-Mitsubishi UFJ, Ltd.

Account No:	0897375

(ii)	JBIC Facility Agent's U.S. Dollar Account

Account Name:	Mizuho Bank, Ltd, Singapore Branch

Bank:	JP Morgan Chase Bank, New York

Bank SWIFT Code:	CHASUS33

Account Number:	400928140

Account SWIFT Code:	MHCBSGSG

Attention:	GSFD PF Agency - Sarulla

(c)

All payments required to be made by the Borrower under this Agreement shall be deemed to be made "for value" when they are received in USD or the Relevant Currency in the case of Section 27 (Relevant Currency), and in immediately available and freely transferable funds no later than 11:00 a.m. (Tokyo time) on the applicable due date which is a Business Day and made:

(i)	in the case of payments to JBIC, to its account set out in Section 16.1(b)(i) (Place and time of payment);

(ii)	in the case of payments of fees and other amounts for the benefit of the JBIC Facility Agent, to its account set out in Section 16.1(b)(ii) (Place and time of payment).

(d)

Any payment under this Agreement that is received for value after 11:00 a.m. (Tokyo time) on the relevant due date shall be deemed to have been received on the immediately succeeding Business Day and Overdue Interest shall accrue and be payable upon any payment so made.

(e)

If the amount of any payment made by the Borrower hereunder is less than the total amount due and payable as of the date on which such payment is actually made, then the Borrower shall be deemed to have waived any right which it may have to direct the application thereof and JBIC may apply the payment so made in or towards the satisfaction of any or all of the amounts which are due or overdue for payment on such day in the order decided upon by JBIC.

16.2	Records

The JBIC Facility Agent shall retain copies of all documentation relating to each payment of principal, interest accruing thereon and other amounts payable by the Borrower under this Agreement for at least one (1) year after all amounts outstanding under this Agreement have been paid in full.

16.3	Notice of Debt Service

No later than fourteen (14) days prior to each Interest Payment Date or Repayment Date, the JBIC Facility Agent shall prepare and deliver to the Borrower, JBIC and the Intercreditor Agent a notice setting out the amount of fees and expenses (including but not limited to, for the avoidance of doubt, Commitment Fees and Up-front Fees), interest, principal and other amounts due and payable to JBIC on such Interest Payment Date or Repayment Date or otherwise due and payable prior to the scheduled delivery of the next such notice. Notwithstanding the foregoing, the obligation of the Borrower to pay any amount when due under this Agreement is not affected in any way by the failure (for whatever reason) on the part of the JBIC Facility Agent to deliver any such notice in the manner specified above or by any error in such a notice.

17.	INDEMNITIES

17.1	Currency indemnity

Clause 25.1 (Currency Indemnity) of the Common Terms Agreement is incorporated herein by reference as if fully set forth herein.

17.2	Specific indemnities

The Borrower shall, in addition to any indemnities provided for in the Common Terms Agreement, within five (5) Business Days of demand, indemnify JBIC against any cost, loss or liability incurred by JBIC as a result of:

(a)	the occurrence of any Default (including investigations into such event);

(b)

any information provided by or on behalf of an Equity Party relating to the Project or the transactions contemplated by the Transaction Documents being misleading, incomplete and/or deceptive in any material respect;

(c)

a failure by the Borrower to (i) pay any amount due under a Senior Finance Document on its due date or in the relevant currency, including, without limitation, any cost, loss or liability arising as a result of Clause 8.1 (Pro Rata Sharing) of the Intercreditor Deed, or (ii) make any prepayment in accordance with any notice of prepayment delivered to the Intercreditor Agent, the JBIC Facility Agent or any Senior Lender;

(d)

funding, or making arrangements to fund, its participation in the Principal Amounts requested by the Borrower in a Drawdown Notice but not made, whether as a result of the failure to satisfy any applicable conditions or otherwise, other than by reason of gross negligence or wilful misconduct by JBIC alone (and for the avoidance of doubt such cost, loss or liability shall include without limitation any cost, loss or liability incurred by reason of the liquidation or reemployment of deposits of other funds acquired by JBIC to fund or maintain such Advance);

(e)

any prepayment (other than on a Repayment Date in accordance with Clause 5.2 (Voluntary Prepayment) of the Common Terms Agreement), acceleration, termination, reduction or cancellation (other than as a result of the Borrower's failure to issue a Drawdown Notice with respect to any portion of the JBIC Facility by the expiry of the Availability Period) of all or any portion of the JBIC Facility; or

(f)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorized.

17.3	Bank charges and fees

The Borrower shall pay or shall cause to be paid and shall indemnify JBIC and the JBIC Facility Agent against all banking charges and fees (including remittance fees), if any, incurred in connection with the JBIC Facility or any Advance hereunder or the payment, repayment or prepayment of principal, interest, fees or any other amounts payable to JBIC and the JBIC Facility Agent under the Senior Finance Documents. JBIC may deduct from any Advance an amount equal to the banking charges and fees (including remittance fees) incurred in connection with such Advance and apply the amount deducted in or towards payment of the banking charges and fees (including remittance fees) incurred. No such deduction shall be deemed to reduce the amount of such Advance.

17.4	General indemnity

(a)

The Borrower shall, within five (5) Business Days of demand, indemnify each JBIC Finance Party against any cost, expense, loss or liability (including legal fees) incurred by or awarded against that JBIC Finance Party in each case arising out of or in connection with any action, claim, investigation or proceeding commenced or threatened (including, without limitation, any action, claim, investigation or proceeding to preserve or enforce rights) in relation to:

(i)	the use of the proceeds of the JBIC Facility;

(ii)	any Senior Finance Document; and/or

(iii)	the JBIC Environmental and Social Guidelines and the Environmental and Social Undertakings.

(b)

The Borrower will not be liable under Section 17.4(a) (General indemnity) above for any cost, expense, loss or liability (including without limitation legal fees) incurred by or awarded against a JBIC Finance Party if that cost, expense, loss or liability results directly from any breach by that JBIC Finance Party of any Senior Finance Document which is in each case finally judicially determined to have resulted directly from the gross negligence or wilful misconduct of that JBIC Finance Party.

(c)

The Borrower agrees that no JBIC Finance Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Equity Party or Affiliate thereof in connection with anything referred to in Section 17.4(a) (General indemnity) except for any cost, expense, loss or liability incurred by the Borrower that results directly from any breach by such JBIC Finance Party of any Senior Finance Document to which it is a party which is in each case finally judicially determined to have resulted directly from the gross negligence or wilful misconduct of that JBIC Finance Party.

(d)

Notwithstanding Section 17.4(c) (General indemnity) above, no JBIC Finance Party shall be responsible or have any liability to the Borrower, any Major Project Party or anyone else for consequential losses or damages.

17.5	Tax indemnity

(a)

If the Borrower is required to make a payment to JBIC (or any agent on its behalf) under any Senior Finance Document subject to the deduction or withholding of Tax, the sum payable by the Borrower in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of the required deduction or withholding, JBIC receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

(b)

Without prejudice to the provisions of Section 17.5(a), if JBIC (or any agent on its behalf) is required to make any payment on account of Tax or otherwise on or in relation to any sum received or receivable under any Senior Finance Document by JBIC (or any agent on its behalf) or any liability in respect of any such payment is asserted, imposed, levied or assessed against JBIC (or any agent on its behalf), the Borrower shall, upon demand of JBIC, promptly indemnify such Person against such actual and direct payment or liability, together with any interest, penalties and expenses actually payable or incurred directly in connection therewith.

(c)	The Borrower shall pay or cause to be paid and shall indemnify JBIC against:

(i)

all court taxes, stamp, registration or filing duties or other fees, expenses or taxes and any penalties or interest with respect thereto which may be imposed by any Applicable Law or Governmental Authority in connection with the execution, performance, delivery, registration or enforcement (including, without limitation, the admissibility in evidence) of any Senior Finance Document or obtaining or enforcing any judgment or award given in respect thereof; and

(ii)	any other taxes, costs, expenses or fees in relation to the obligations of the Borrower to JBIC (or any agent on its behalf) as specified in the Senior Finance Documents.

(d)

Within ten (10) days after the date of any payment of Tax by the Borrower in respect of a deduction or withholding referred to in Section 17.5(a), the Borrower shall furnish to the JBIC Finance Parties the original or a certified copy of a receipt evidencing payment thereof. The Borrower shall compensate each JBIC Finance Party for all reasonable losses and expenses sustained by such JBIC Finance Party as a result of any failure by the Borrower to so furnish such copy of such receipt.

17.6	Survival of obligations

The obligations of the Borrower under this Section 17 (Indemnities) shall survive the termination of this Agreement and the repayment of the Senior Secured Liabilities.

18.	BENEFIT OF AGREEMENT

This Agreement shall be binding upon and shall inure to the benefit of each Party and its subsequent respective permitted successors, permitted transferees and permitted assigns; provided that the Borrower may not assign any or all of its rights or obligations hereunder to any Person in any manner whatsoever without the prior written consent of JBIC.

19.	NOTICES

19.1	Communications in writing

Any communication to be made under or in connection with this Agreement shall be made in accordance with Clause 34 (Notices) of the Common Terms Agreement.

19.2	Delivery

This Agreement may be referred to as the “JBIC Loan to Sarulla Project” in communications between the Borrower and the JBIC Finance Parties, as well as in relevant documents.

19.3	English language

(a)	Any notice given under or in connection with this Agreement must be in English.

(b)	All other documents provided under or in connection with this Agreement must be:

(i)	in English; or

(ii)

if not in English, unless the JBIC Facility Agent otherwise agrees, accompanied by a certified English translation and, in this case, the translation will prevail unless the document is a constitutional, statutory or other official document.

(c)

Notwithstanding the foregoing, the JBIC Facility Agent and JBIC may agree that certain communications (including those referred to in Section 5.2 (Advance Procedures) and Schedule 2 (Advance Procedures)) may be made in the Japanese language.

20.	CALCULATIONS AND CERTIFICATES

20.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with this Agreement, the entries made in the accounts maintained by a JBIC Finance Party are prima facie evidence of the matters to which they relate.

20.2	Certificates and determinations

Any certification or determination by a JBIC Finance Party of a rate or amount under this Agreement is, in the absence of manifest or computational error, conclusive evidence of the matters to which it relates.

20.3	Basis of calculation

(a)

Any interest, commission or fee accruing under this Agreement will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of three hundred sixty (360) days.

(b)

In making any calculation of the aggregate amount of any interest, fee, overdue interest or other amounts due hereunder on any Interest Payment Date or other relevant date, fractional sums of less than one (1) U.S. cent shall be disregarded.

21.	SEVERABILITY

If any term, provision, covenant or condition of this Agreement, or the application thereof to the Parties or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any jurisdiction), the remaining terms, provisions, covenants and conditions hereof, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the Parties as to the subject matter hereof and the deletion of such portion of this Agreement will not substantially impair the respective expectations of the Parties or the practical realization of the benefits hereof that would otherwise be conferred. Each Party will endeavour in good faith negotiations with each other Party to replace the prohibited or unenforceable provision with a valid provision, the economic effect of which comes as close as possible to that of the prohibited or unenforceable provision.

22.	REMEDIES AND WAIVERS

A failure or delay in exercising any right, power or privilege, on the part of either JBIC Finance Party, in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or of the exercise of any other right, power or privilege. The remedies provided in this Agreement and in any other agreement or instrument referred to herein are cumulative, are not exclusive of any remedies provided by law and may be exercised by any JBIC Finance Party from time to time.

23.	COUNTERPARTS

This Agreement (and each amendment, modification and waiver in respect hereof) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

24.	AMENDMENTS

24.1	Written form

No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by the Parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. For this purpose (and without limiting any similar provisions contained in any other Senior Finance Document) any amendment or waiver which is made in writing by the JBIC Facility Agent at the written direction of JBIC shall be binding on all JBIC Finance Parties.

24.2	Required consents

Subject to Section 24.3 (Exceptions), any term of this Agreement may be amended or waived only with the consent of the Borrower and JBIC and any such amendment or waiver will be binding on all Parties.

24.3	Exceptions

An amendment or waiver which relates to the rights or obligations of the JBIC Facility Agent may not be effected without the consent of the JBIC Facility Agent.

25.	GOVERNING LAW

This Agreement, and all non-contractual obligations arising out of or in connection with this Agreement, are governed by English law.

26.	DISPUTE RESOLUTION

Clause 36 (Dispute Resolution) of the Common Terms Agreement is incorporated by reference in this Agreement as if fully set forth herein.

27.	RELEVANT CURRENCY

Notwithstanding anything in the Senior Finance Documents to which a JBIC Finance Party is a party to the contrary, all amounts payable hereunder by the Borrower in respect of any tax, duty, penalty, fee, expense, charge, interest, loss, cost or liability shall be payable in the currency in which such tax, duty, penalty, fee, expense, charge, interest, loss, cost or liability is denominated or, if JBIC shall so request (solely in respect of amounts owing to JBIC), in Yen or USD at the current exchange rate specified by the relevant JBIC Finance Party acting reasonably (such currency or Yen or USD, as the case may be, being the Relevant Currency).

28.	NO THIRD PARTY BENEFICIARIES

Unless expressly provided to the contrary in this Agreement, a person who is not a party to this Agreement may not enforce any of its terms under the Contract (Right of Third Parties) Act 1999. Notwithstanding any term of this Agreement or any other Senior Finance Document, no consent of any third party is required for any amendment to any provision of this Agreement.

29.	ENGLISH LANGUAGE

Without limiting Clause 35 (Language) of the Common Terms Agreement:

(a)	the Parties hereto agree that the English language version of this Agreement shall be controlling for all purposes; and

(b)

the Borrower expressly agrees not to use any existence or absence of, or any purported deficiency in, any translation of this Agreement or any other Transaction Document as a defence to the performance of any of its obligations hereunder or thereunder in any lawsuit, arbitration or other legal proceeding, whether at law or in equity, arising out of or related to this Agreement or any other Transaction Document.

IN WITNESS WHEREOF, each of the Parties listed below has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

SIGNATORIES

KYUDEN SARULLA PTE. LTD.
as Borrower

By: ______________________________

Name : Takashi Tajiri
Title : Director

JBIC Facility Agreement
Signature Page - 1

ORSARULLA INC.
as Borrower

By: ______________________________

Name : AMNON GABBAY
Title : Autorised Signatory

JBIC Facility Agreement
Signature Page - 2

PT MEDCO GEOPOWER SARULLA
as Borrower

By: ______________________________

Name : NOOR WAHYU HIDAYAT

Title : DIRECTOR

JBIC Facility Agreement
Signature Page - 3

SARULLA OPERATIONS LTD
as Borrower

By: ______________________

Name : Takao Shinohara

Title : Authorized Signatory

JBIC Facility Agreement
Signature Page - 4

SARULLA POWER ASSET LIMITED
as Borrower

By: 岡 田 剛
Name : Tsuyoshi Okada
Title : Director

JBIC Facility Agreement
Signature Page - 5

JAPAN BANK FOR INTERNATIONAL COOPERATION

By: [signature]

Name : Yuichiro Yoi

Title : Deputy Director,
Division 2, Power and Water Finance Department,
Infrastructure Finance Group

JBIC Facility Agreement
Signature Page - 6

MIZUHO BANK, LTD.
as JBIC Facility Agent

By: ______________________

Name : Yukitaka Tsukahara

Title : General Manager of Asia Department

JBIC Facility Agreement
Signature Page - 7

Schedule 1

Monitoring Form

Name of Project	Sarulla Geothermal Power Generation Project

Completion Date of This Form	Year Month Date

Monitoring Period	（From）Year Month Date （To）Year Month Date

Progress of Project	Construction Phase / Operational Phase

Progress of Project	Category required by JBIC
Construction Phase	EIA and Environmental Permits / Ecosystem and biota / Living and Livelihood
Operational Phase	EIA and Environmental Permits / Ecosystem and biota / Living and Livelihood

Notes	（ e.g. grievance from local people and NGO）

S1-1

EIA and Environmental Permits

Monitoring Item	Monitoring Results during Report Period
Conditions attached to EIA approval by Competent Authority (7 conditions)

Please provide information with all conditions listed and briefly describe compliance status of those conditions attached to the EIA (7 conditions).

Describe the situation and measures taken if delays/complications in implementation of the conditions are identified.

Completion of Biodiversity Action Plan

Has this plan been completed? : Yes / No
If "Yes", please provide the information of the completion date (DD/MM/YYYY). Please submit a copy of the final plan together with this monitoring form.
If "No", please provide the expected completion date of the plan: MM/YYYY.

Any issues regarding Monitoring Item mentioned above	・Reasons/Background Information	・Measures

Opposition Situation

Monitoring Item	Monitoring Results during Report Period
Result of a conciliatory agreement with plaintiffs regarding the withdraw request of EIA approval

Please provide the result or current status of a conciliatory agreement with plaintiffs regarding the withdraw request of EIA approval.

If any issue has arisen and the project proponent has to take any countermeasure, please report a content of the issue and any countermeasure taken.

Any issues regarding Monitoring Item mentioned above	・Reasons/Background Information	・Measures

Ecosystem and biota

Monitoring Item	Monitoring Results during Report Period
Impacts on protected species in/around the project site

Are there any problems regarding impacts on protected species pointed out by the Federal/Local authority? Yes/No
If yes, please describe the outline of the problems and measures taken.

Has any protected species found in/around the project site? Yes/No
If yes, please report the countermeasure taken by the project proponent.

Any issues regarding Monitoring Item mentioned above	・Reasons/Background Information	・Mitigation Measures

S1-2

Living and Livelihood

1. Project Site

1-1 Land Acquisition

Progress of Land Acquisition
Object Area	Number of Area/People subject for Land Acquisition		Number of People agreed on Land Acquisition		Number of Area/People completed		Planned date
	Area (m3)	People	Plan	Current Status	Area(m3)	People	of completion
SIL Area
- Power Plant
- Access Road
- Other

NIL Area
- Power Plant
- Access Road
- Other
- Wellpad Connection

If there is a delay in the progress of land acquisition	・Reasons/Background Information ・Mitigation Measures
Any issues except delay of land acquisition	・Contents of Issues			・Reasons/Background Information ・Mitigation Measures

S1-3

1-2 Compensation

Method of Compensation

Progress of Compensation
Object Area	Number of people who are supposed to be compensated	Number of people who have obtained compensation	Planned date of completion
SIL Area
- Power Plant
- Access Road
- Other

NIL Area
- Power Plant
- Access Road
- Other
- Wellpad Connection

If there is a delay in the progress of compensation	・Reasons/Background Information ・Mitigation Measures
Any issues except delay of compensation	・Contents of Issues			・Reasons/Background Information ・Mitigation Measures

S1-4

2. Transmission Line

2-1 Land Easement

Progress of Land Easement
Object Area	Number of Area/People subject for Land Easement		Number of People agreed on Land Easement		Number of Area/People completed		Planned date
	Area (m3)	People	Plan	Current Status	Area(m3)	People	of completion

If there is a delay in the progress of land acquisition	・Reasons/Background Information ・Mitigation Measures
Any issues except delay of land acquisition	・Contents of Issues			・Reasons/Background Information ・Mitigation Measures

2-2 Compensation

Method of Compensation

Progress of Compensation
Object Area	Number of people who are supposed to be compensated	Number of people who have obtained compensation	Planned date of completion

If there is a delay in the progress of compensation	・Reasons/Background Information ・Mitigation Measures

S1-5

Information Disclosure

Are the results of environmental monitoring disclosed? ( Yes / No )	If yes, please provide URL or Monitoring reports. ･URL : JBIC will disclose URL or Monitoring reports on our website, unless disagreement expressed.

S!-6

Schedule 2

Advance Procedures

Advances under this Agreement shall be made in accordance with the following procedures and the applicable provisions of this Agreement and the Common Terms Agreement:

General: All Advances shall be requested and paid in accordance with the procedures set out below.

Drawdown Notice:

(a)

The Borrower shall submit a Drawdown Notice to the Intercreditor Agent, JBIC and the JBIC Facility Agent at least ten (10) days on which banks are generally open for business in Tokyo, Japan prior to the Requested Drawdown Date.

(b)	The Drawdown Notice must be signed by the Borrower and:

(i)	specify:

(A)	a Requested Drawdown Date which shall be a Business Day within the Availability Period in compliance with Section 5.2(c) (Advance Procedures);

(B)	except for the Final Advance, that the amount of the requested Advance shall not be less than USD100,000;

(C)

the amount of the Equity, and the specific amounts of Contingent Equity, being contributed in connection with the Requested Drawdown Date as well as the amount of the advances under the Senior-1 Facilities and the Senior-2 Facilities being advanced in connection with the Requested Drawdown Date (if any);

(D)	the total Principal Amount of the JBIC Facility, outstanding under the JBIC Facility Agreement after giving effect to the Advance on such Requested Drawdown Date;

(E)	that the proceeds of the JBIC Facility shall be applied to only such Project Costs as are permitted under the JBIC Facility Agreement; and

(F)

that the Advances under the JBIC Facility and the advances under the other Senior-1 Facilities and, if applicable, the Senior-2 Facilities are each being made in accordance with Clause 2.3 (Drawdowns) of the Common Terms Agreement;

(ii)

subject to Section 5.2(b) (Advance Procedures), specify a principal amount for the requested Advance which when aggregated with all other Advances made under this Agreement, will not exceed the JBIC Commitment; and

(iii)

be accompanied by a duly completed and signed statement of expenditures (substantially in the form attached as Schedule 1 (Statement of Expenditures) to the Drawdown Notice) (the Statement of Expenditures) and additional or supplemental documents as JBIC may reasonably request no later than the Requested Drawdown Date.

S2-1

(c)

The Statement of Expenditures shall include all expenditures paid or payable by the Borrower proposed to be funded from the requested Advance. The Statement of Expenditures may include the expenditures that are scheduled to be paid by the Borrower to the Major Project Parties or other persons in respect of the Project during a period of up to sixty (60) days after the Requested Drawdown Date (Estimated Expenditures); provided that, should any Statement of Expenditures include Estimated Expenditures, the Borrower shall submit to JBIC (with a copy to the JBIC Facility Agent) a revised relevant Statement of Expenditures within ten (10) days after such period.

(d)	A Drawdown Notice, once given, is irrevocable.

Currency: In the event that any expenditures shown in a Statement of Expenditures are incurred in a currency other than USD, such amounts shall be converted into USD, as applicable, at a rate of exchange reasonably chosen by the Borrower and used by the Borrower for the preparation of its financial statements, as set forth in the Statement of Expenditures.

Documents: The Drawdown Notice, Statement of Expenditures and related documents shall be reviewed by JBIC as to their compliance with the provisions of this Agreement. Without prejudice to other rights and remedies under the Senior Finance Documents, if JBIC determines that a Drawdown Notice will result in breach of any provision of this Agreement, JBIC may refuse to make the requested Advance or, at its sole discretion but following consultation with the Borrower, change or determine the amount and/or date of the relevant Advance to ensure that no such breach occurs.

Method of disbursement: In the event that the conditions precedent required under Section 6 (Conditions Precedent) are satisfied or otherwise waived by JBIC, JBIC undertakes to the Borrower to remit the proceeds of Advances promptly to the Onshore Disbursement Account to be applied in accordance with the terms of Clause 3.1 (Onshore Disbursement Account) and Clause 3.2 (Construction and Supply Accounts) of the Accounts Agreement. Advances shall be made in Dollars by telegraphic transfer into the Onshore Disbursement Account, and the Borrower so instructs JBIC to remit the proceeds of each Advance.

Telegraphic Transfers: The instruction by JBIC to its bank referred to in Clause 16.1(b)(i) of this Agreement for a telegraphic transfer into the Onshore Disbursement Account as provided in the paragraph entitled “Method of disbursement” above shall be an Advance under the JBIC Facility and shall, as from the date of such instruction, constitute a valid and binding obligation upon the Borrower in respect of repayment of such Advance and the payment of interest and any other amount payable under the Senior Finance Documents in relation thereto. The foregoing is without prejudice to JBIC's right to setoff or deduct the proceeds of any Advance as provided in this Agreement.

Shortfall: In the event that the total amount set forth in the Statement of Expenditures with respect to any Advance is less than the amount of the Advance requested in the relevant Drawdown Notice, then the relevant Advance shall be made only up to the amount set forth in such Statement of Expenditures. Fractional amounts of less than one (1) U.S. cent for any Advance may be disregarded.

Table of Advances: Promptly after each Advance is made:

(a)

the JBIC Facility Agent shall notify the Borrower of the date and amount of such Advance by sending two original copies of the table of advances substantially in the form attached as Form 1 (Table of Advances) to this Schedule 2 to the Borrower (the Table of Advances), with a copy to JBIC; and

(b)

the Borrower, promptly after receipt thereof, shall confirm such Table of Advances by returning one original copy to the JBIC Facility Agent duly acknowledged by the signature of an Authorized Representative of the Borrower, with a copy to JBIC.

S2-2

General: On the date that each Advance is made, the amount of the Available Commitment shall be reduced by the amount of such Advance. Notwithstanding any provision of this Agreement to the contrary, the Borrower shall not request JBIC to make any Advance hereunder if, as a result thereof, the amount of the Available Commitment would thereby be exceeded.

Records: The Borrower shall retain or cause to be retained until the Final Maturity Date all records, contracts, orders, invoices, bills, receipts and other documents evidencing the expenditures for which Advances are requested in accordance with the Advance Procedures.

Amended Drawdown Schedule: The Borrower shall provide to the JBIC Facility Agent any proposed amendments to the Drawdown Schedule as and when required under Section 5.3 (Drawdown Schedule), which amendments shall be consistent with the terms of this Agreement (including, for the avoidance of doubt, Section 5.2(a) (Advance Procedures)) and the Common Terms Agreement which pertain to the making of Advances and all related provisions.

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ANNEX A TO SCHEDULE 2

INITIAL DRAWDOWN SCHEDULE

Drawdown Date	Amount

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Form 1

Form 1 to Schedule 2

Table of Advances

(Re: Advances to the Sarulla Project)

No. __________________

Date: _________________

Dear Sirs:

We enclose/attach two copies of the Table of Advances concerning the captioned Advance.

This Table of Advances shall be conclusive and binding in the absence of manifest error.

Yours faithfully,

MIZUHO BANK, LTD.,

as JBIC Facility Agent

By:      ___________________________________

Name:
Title:

SARULLA OPERATIONS LIMITED

for and on behalf of the Borrower

By:        _________________________

Name:   _________________________

Title:     _________________________

By:        _________________________

Name:   _________________________

Title:     _________________________

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Attachment to Form 1 to Schedule 2

Table of Advances
(Re: Advances to the Sarulla Project)

(Amounts Expressed in USD)

Date of Advance	Amount Advanced	Outstanding Balance	Remarks as of Previous Month

Total

S2-6

(Form 1)

Drawdown Notice

(Advance to Sarulla Project)

Date: _______

Serial No.: _______

TO :

JAPAN BANK FOR INTERNATIONAL COOPERATION,

as JBIC

4-1, Ohtemachi 1-chome

Chiyoda-ku, Tokyo 100-8144, Japan

Attn:     Energy and Natural Resources Finance Department

MIZUHO BANK, LTD., as the JBIC Facility Agent

168 Robinson Road

# 11-01 Capital Tower

Singapore 068912

Attn: [●]

COPIED TO:

MIZUHO BANK, LTD., as the Intercreditor Agent

168 Robinson Road

# 11-01 Capital Tower

Singapore 068912

Attn: [●]

FROM: Sarulla Operations Limited for and on behalf of the Borrower

RE:      Sarulla Geothermal Power Project – Drawdown Notice on JBIC Facility Agreement

Dear Sirs:

Pursuant to Clause 2.3 (Drawdowns) of the Common Terms Agreement and Clause 5 (Advances and Conditions Precedent) and Schedule 2 of the JBIC Facility Agreement dated [●], (“JBIC Facility Agreement”), the Borrower requests an Advance under the JBIC Facility Agreement on [●], 20[●] (the “Requested Drawdown Date” ) in the following amount.

Amount

JBIC Facility Agreement	USD

Please make an Advance of the above-mentioned amount by means of a telegraphic transfer into the Onshore Disbursement Account.

All defined terms used herein and not defined herein have the meanings given thereto in the JBIC Facility Agreement.

We enclose the Statement of Expenditures specifying the above-mentioned amount for your Advance and the Drawdown Schedule.

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The Borrower represents and warrants to JBIC under the JBIC Facility Agreement that, as of the date hereof:

(a)

except to the extent otherwise expressly provided under the terms of the JBIC Facility Agreement, the Advance requested is scheduled to be utilized in accordance with Clause 3.1 (Purpose) of the JBIC Facility Agreement and Clause 2.4 (Purpose) of the Common Terms Agreement, and, to the extent the Advance is to be utilized by the Borrower to pay Project Costs, such Project Costs are expected to be due and payable within 60 days after the Requested Drawdown Date (or are in reimbursement of Project Costs already incurred and not heretofore reimbursed);

(b)

this Drawdown Notice is made pursuant to the Clause 5 (Advances and Conditions Precedent) and Schedule 2 (Advance Procedures) of the JBIC Facility Agreement, and subject thereto, in accordance with Clause 2.3 (Drawdowns) of the Common Terms Agreement;

(c)	the conditions precedent for each Advance contained in the JBIC Facility Agreement have been satisfied or waived in accordance with the terms of the JBIC Facility Agreement;

(d)	no Default has occurred and is subsisting;

(e)	the current aggregate amount of all Principal Amounts outstanding under the JBIC Facility (excluding the amount set forth in this Drawdown Notice) is USD [ ● ];

(f)

the Borrower is requesting an Advance under the JBIC Facility Agreement on the Requested Drawdown Date referred to above in the amount of USD [ ● ]. Such amount is equal to the amount necessary to ensure that we utilise the JBIC Facility pro-rata in accordance with Clause [2.3(b)] (Drawdowns) of the Common Terms Agreement on such date; and

(g)

the amount of the Equity, and the specific amounts of Contingent Equity, being contributed in connection with the Requested Drawdown Date as well as the amount of the advances under the Senior-1 Facilities and the Senior-2 Facilities being advanced in connection with the Requested Drawdown Date are as follows:

Equity: USD [ ● ]

Contingent Equity: USD [ ● ]

Covered Lenders Facility: USD [ ● ]

ADB Facility: USD [ ● ]

(h)	the Requested Drawdown Date is a Business Day.

Except to the extent set forth in any notice provided pursuant to this paragraph, each matter certified by the Borrower herein shall be deemed once again to be certified as true and correct in all material respects as of the time of the Borrower’s receipt of the Advance requested hereby as if then made.

The Borrower agrees that, if prior to such receipt, it determines that any matter certified by it herein will not be true and correct in all material respects as of the time of such receipt, it will promptly so notify the JBIC Facility Agent in writing; provided, however, that JBIC shall not be obliged to make the requested advance on the Requested Drawdown Date:

(i)

unless the representations of the Borrower set forth in Section 13.29(b) (Time for making Representations and Warranties) of the Common Terms Agreement continue to be true and correct in all material respects as of the Requested Drawdown Date.

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(ii)	if a Default has occurred and is subsisting on the Requested Drawdown Date.

IN WITNESS WHEREOF, the undersigned has caused this Drawdown Notice to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

SARULLA OPERATIONS LIMITED

for and on behalf of the Borrower

By:        _________________________

Name:   _________________________

Title:     _________________________

By:        _________________________

Name:   _________________________

Title:     _________________________

S2-9

(Form 2)

Date:

Serial No:

STATEMENT OF EXPENDITURES

1	2	3	4	5	6	7
Name of Payee	Category of Expenditure (separately listing estimated Expenditures)	Brief Description of Payment	Date of Payment	Amount in Currency of Expenditure	Exchange Rate	Amount in USD

(A) Total
(B) Amount to be disbursed

Remarks:

________________________________

[Borrower]

(authorized signature)

* Please insert the amount denominated in USD.

** Statement of Expenditures covers all expenditures since the last Advance.

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(Form 3)

Drawdown Schedule

JBIC Facility Agreement

payment planned during period from ( ) to ( )

Date	Amount to be possibly disbursed

(name of Borrower)

(name and title of signer)

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Schedule 3

Repayment Schedule

Repayment Date

If the Repayment Date specified below is a day which is not a Business Day, the Repayment Date shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not)

	Repayment Instalment (Percentage)	Amount of Repayment Instalment (USD)
24-Sep-18	2.3723%	11,672,000.00
24-Mar-19	2.8698%	14,119,000.00
24-Sep-19	2.9500%	14,514,000.00
24-Mar-20	2.7560%	13,560,000.00
24-Sep-20	2.7421%	13,491,000.00
24-Mar-21	2.8969%	14,253,000.00
24-Sep-21	3.0825%	15,166,000.00
24-Mar-22	2.7834%	13,694,000.00
24-Sep-22	2.6642%	13,108,000.00
24-Mar-23	3.3858%	16,658,000.00
24-Sep-23	3.4232%	16,842,000.00
24-Mar-24	3.5318%	17,376,000.00
24-Sep-24	3.2121%	15,803,000.00
24-Mar-25	3.1301%	15,400,000.00
24-Sep-25	3.0497%	15,005,000.00
24-Mar-26	2.7194%	13,379,000.00
24-Sep-26	2.7355%	13,459,000.00
24-Mar-27	3.2933%	16,203,000.00
24-Sep-27	3.2979%	16,226,000.00
24-Mar-28	3.8176%	18,783,000.00
24-Sep-28	3.4483%	16,965,000.00
24-Mar-29	2.8248%	13,898,000.00
24-Sep-29	2.6588%	13,081,000.00
24-Mar-30	3.6257%	17,839,000.00
24-Sep-30	3.8730%	19,055,000.00
24-Mar-31	3.6350%	17,884,000.00
24-Sep-31	4.1033%	20,188,000.00
24-Mar-32	4.1956%	20,642,000.00
24-Sep-32	3.4613%	17,030,000.00
24-Mar-33	2.1717%	10,685,000.00
24-Sep-33	1.7765%	8,741,000.00
Final Maturity Date	3.5124%	17,281,000.00
Total	100.00%	492,000,000.00

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